                                   AGREEMENT

This AGREEMENT (the "Agreement"), dated as of April 8, 1995, is made and entered into by and among Wickland Oil Company, a California corporation ("Wickland"), Castle Energy Corporation, a Delaware corporation ("Castle") and Indian Powerine L.P., an Illinois limited partnership ("Indian"), (for purposes of Sections 1(j), (k), and (l), 8, 9 and 17 only) with reference to the following facts:

A. Concurrently herewith, Wickland and Powerine Oil Company, a California corporation and a wholly-owned subsidiary of Castle ("Powerine") are entering into that certain Powerine Petroleum Sale and Storage Agreement (the "Powerine Agreement") respecting, among other things, the purchase and sale of certain crude, intermediate refined products, blend stocks and finished petroleum products. Capitalized terms used herein without definitions shall have the meanings provided therefor in the Powerine Agreement.

B. Castle, as the indirect sole shareholder of Powerine, will derive substantial benefits from the performance by Wickland of its obligations under the Powerine Agreement, which performance by Wickland will, among other things, help facilitate the anticipated sale by Castle of Powerine and will maximize Powerine's available working capital for continued operations prior to such sale.

C. The execution and delivery of this Agreement is a condi- tion precedent to Wickland's continuing obligations under the Powerine Agreement.

            Accordingly, to induce Wickland to enter into the Powerine Agreement and in consideration thereof, Castle hereby agrees as follows:

         1. Guaranty. Castle hereby guaranties to pay and/or perform for the benefit of Wickland, in each case without any deduction whatsoever for counterclaim, offset or otherwise and within 10 days after written demand therefor from Wickland, the following:

         (a) any indebtedness or obligation of Powerine to Wick- land under the Powerine Agreement which is unpaid, or with respect to which Wickland has made a refund, by reason of or in connection with, any insolvency, bankruptcy,

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reorganization, arrangement or other similar proceeding involving Powerine
(collectively a "Bankruptcy Event");

         (b) any Loss (as defined below) attributable to any defect in title to Commodities sold by Powerine to Wickland pursuant to Section 1 of the Powerine Agreement;

         (c) any Loss attributable to any Bankruptcy Event involving Powerine;
and

         (d) any Loss attributable to any termination or suspension of all or any part of operations at Powerine's Santa Fe Springs refinery.

The foregoing obligations are hereinafter referred to as the "Guarantied Obligations". The Guarantied Obligations shall include any loss attributable to the removal of the Commodities from the Tanks by Wickland and the resale of crude oil so removed. The obligation of Castle hereunder is absolute, unconditional, irrevocable, present and continuing. Such guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

         (e) Upon the occurrence of any default of Powerine under the Powerine Agreement, Castle shall, within 10 days after written demand therefor from Wickland, perform the Guarantied Obligations for the benefit of Wickland and/or pay to Wickland the amount of the Guarantied Obligations together with all interest on all unpaid Guarantied Obligations, fees, expenses and other amounts referred to herein.

         (f) In the event the Guarantied Obligations are paid in whole or in part by Powerine or by any other guarantor or person, Castle's liability hereunder shall continue and remain in full force and effect in the event that all or any part of any such payment is recovered from Wickland by any person for any reason, including as a part of any judgment, order, settlement or compromise with respect to any claim against Wickland for the recovery thereof as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. In addition, Castle acknowledges and agrees that by virtue of this Agreement, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Powerine, and that any modification of the Guarantied Obligations in any bankruptcy or reorganization case concerning Powerine shall not affect the obligation of

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Castle to pay and perform the Guarantied Obligations in accordance with their respective original terms as though no such bankruptcy or reorganization case had occurred.

         (g) Castle consents and agrees that Wickland may, at any time and from time to time, in Wickland's sole and absolute discretion, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) supplement, modify, amend, extend (including extensions beyond the original term thereof), renew, accelerate, waive, discharge or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof or any additional security or guaranties now or hereafter held therefor;
(ii) enter into or give any agreement, approval or consent with respect to the Guarantied Obligations or any part thereof or any additional security or guaranties now or hereafter held therefor; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to the Guarantied Obligations or any part thereof; (iv) accept partial payments on the Guarantied Obligations; (v) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (vi) settle, release (by operation of law or otherwise), liquidate and/or fail to enforce any Guarantied Obligation; (vii) release (by operation of law or otherwise), reconvey, terminate, waive, abandon, fail to perfect, subordinate, transfer and/or fail to enforce any other security or guaranties now or hereafter held for the Guarantied Obligations or any part thereof; (viii) substitute, exchange, amend or alter any other security or guaranty now or hereafter held for the Guarantied Obligations or any part thereof, whether or not the security or guaranty received upon the exercise of such power is of a character or value the same as the character or value of the item of security or guaranty so affected; (ix) release (by operation of law or otherwise) any person from any personal liability with respect to the Guarantied Obligations or any part thereof; (x) consent to the transfer of any such other security and bid and purchase the same at any sale thereof; and/or (xi) consent to any merger, acquisition, change or other restructuring or termination of the corporate existence of Powerine or any other person, and correspondingly restructure the Guarantied Obligations.

         (h) Upon the occurrence and during the continuance of any default of Powerine under the Powerine Agreement, Wickland may enforce this Agreement independently as to Castle and independently of any other remedy, source of payment or security which Wickland may at any time have in connection with the Guarantied Obligations. Castle expressly waives any right to require Wickland to

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proceed against Powerine, any other guarantor or any collateral provided by any other person and agrees that Wickland may proceed against Castle and/or any source of payment or collateral in such order as it shall determine in its sole and absolute discretion. Castle expressly waives trial by jury in any action to enforce this Agreement and waives the benefit of any statute(s) of limitations affecting Castle's liability hereunder or the enforcement of the Guarantied Obligations or any other rights of Wickland created or granted herein. The rights of Wickland created or granted herein and the enforceability of this Agreement at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, including any part thereof or any other security or guaranty therefor, may be or may hereafter become invalid or otherwise unenforceable as against Powerine or any other guarantor and whether or not Powerine or any other guarantor shall have any personal liability with respect thereto. Castle expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any lack of authority or other incapacity of Powerine, any other guarantor or any other person with respect to the Guarantied Obligations or any part thereof; (ii) the unenforceability or invalidity of any security, letter of credit or other guaranties for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations or any part thereof; (iii) the cessation for any cause whatsoever of the liability of any of Powerine or any other guarantor (other than by reason of the full payment and performance of all Guarantied Obligations); (iv) any failure of Wickland to marshal assets in favor of Castle or any other guarantor or any other person; (v) any act or omission of Wickland or others that directly, indirectly, by operation of law or otherwise results in or aids the discharge or release of Powerine, any other guarantor or any security or guaranties now or hereafter held for the Guarantied Obligations or any part thereof; (vi) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (vii) any failure of Wickland to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (viii) the election by Wickland, in any bankruptcy proceeding of any person, to apply or not to apply Section 1111(b)(2) of the United States Bankruptcy Code; (ix) any extension of credit or the grant of any lien under
Section 364 of the United States Bankruptcy Code; (x) any use of cash

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collateral under Section 363 of the United States Bankruptcy Code; (xi) any
agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person; (xii) the avoidance of any lien in favor of Wickland for any reason; (xiii) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations in or as a result of any such pro- ceeding; (xiv) any action taken by Wickland that is authorized by this Section 1 or any other provision of this Agreement; (xv) any election of remedies by Wickland, which destroys or otherwise impairs the subrogation rights of Castle or the right of Castle to proceed against Powerine for reimbursement, or both, or (xvi) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof. Without limiting the generality of the foregoing or any other provision hereof, Castle hereby expressly waives any and all benefits which might otherwise be available to Castle under California Commercial Code Section 3605, California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433, or
any comparable provision of any other applicable law. Castle expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Guarantied Obligations.

         (i) Castle represents and warrants to Wickland that Castle has established adequate means of obtaining from Powerine, on a continuing basis, financial and other information pertaining to the business, operations and condition (financial and otherwise) of Powerine, its affiliates and its and their properties, and Castle now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of Powerine, its affiliates and its and their properties. Castle hereby expressly waives and relinquishes any duty on the part of Wickland (should any such duty exist) to disclose to Castle any matter, fact or thing related to the business, operations or condition (financial or otherwise) of Powerine, its affiliates and its and their properties, whether now known or hereafter known by Wickland during the life of this Agreement. With respect to any of the Guarantied

Obligations, Wickland need not inquire into the powers of Powerine or the officers or employees acting or purporting to act on Powerine's behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guarantied hereby.

         (j) Each of Castle and Indian agrees that all existing and future indebtedness of Powerine to it or to any other person owned in whole or in part, directly or indirectly, by it and its right to withdraw, or to cause or permit any such person to withdraw, any capital invested by such person in Powerine or to receive from Powerine any distribution of cash or other property by way of dividend, liquidating distribution or otherwise, is hereby subordinated to the prior payment in full of the Guarantied Obligations to Wickland and, without the prior written consent of Wickland, no such subordinated indebtedness or distribution shall be paid or withdrawn in whole or in part nor will it cause or permit any person owned in whole or in part, directly or indirectly, by it, as the case may be, to accept any payment of or on account of any such indebtedness or distribution or as a withdrawal of capital while this Agreement is in effect. At Wickland's request, Castle and/or Indian shall cause Powerine to pay to Wickland, instead of to Castle, Indian or any person owned in whole or in part, directly or indirectly, by Castle or Indian, all or any part of any such subordinated indebtedness and distributions and any capital which Castle or Indian or any person owned in whole or in part, directly or indirectly, by Castle or Indian is otherwise entitled to withdraw. Each payment by Powerine in violation of this Subsection (j) shall be received by the person to whom paid in trust for Wickland, and Castle or Indian, as the case may be, shall cause the same to be paid over to Wickland immediately on account of the Guarantied Obligations. The indebtedness of Powerine to Castle or to Indian or to any other person owned in whole or in part, directly or indirectly, by Castle or Indian which is subordinated hereunder shall include, without limitation, any indebtedness acquired by right of subrogation. Each of Castle and Indian acknowledges that by virtue of its affiliation with Powerine it will benefit substantially as a result of the covenants of Wickland to Powerine contained in the Powerine Agreement, that the value of the obligations owing to it by Powerine will be significantly increased by Wickland's performance thereunder and that without the foregoing subordination, Wickland would not have entered into the Powerine Agreement.

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         (k) Each of Castle and Indian agrees that so long as any Guarantied
Obligations shall be owing to Wickland, it shall not, without the prior consent of Wickland, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Powerine. Except as limited by applicable law, Wickland shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. Castle acknowledges and agrees that any interest on the Guarantied Obligations which accrues after the commencement of any such proceeding (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of the parties that the Guarantied Obligations which are guarantied by Castle pursuant to this Agreement should be determined without regard to any rule of law or other which may relieve Powerine of any portion of such indebtedness. Castle will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Wickland, or allow the claim of Wickland in respect of, any such interest accruing after the date on which such proceeding is commenced.

         (l) Subject to the provisions of Subsection (k) above, each of Castle and Indian agrees that it shall file in any bankruptcy or in any other proceeding in which the filing of claims is required by law all claims which it may have against Powerine relating to any indebtedness of Powerine to it and will assign to Wickland all of its rights thereunder. If Castle or Indian do not file any such claim, Wickland, as attorney-in-fact for Castle and Indian, is hereby authorized to do so in the name of Castle or Indian or, in Wickland's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Wickland's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Wickland the full amount thereof and, to the full extent necessary for that purpose, each of Castle and Indian hereby assigns to Wickland all of its rights to any such payments or distributions to which it would otherwise be entitled.

         (m) With or without notice to Castle, Wickland, in Wickland's sole discretion, at any time and from time to time and in such manner and upon such terms as Wickland deems fit, may (i) apply any or all payments or recoveries which may be received from Powerine or from any other guarantor or endorser under any other instrument or which may be realized from any security, to any indebtedness of Powerine to Wickland, in such manner and order of priority as Wickland may determine, whether or not such indebtedness is guarantied hereby or is otherwise secured or is due at the time of such application; and (ii) refund to Powerine any payment received by Wickland upon the Guarantied Obligations, whereupon payment of the amount refunded shall remain fully guarantied hereby. Any recovery realized from any other guarantor under any other instrument may first be credited upon that portion (if any) of the indebtedness of Powerine to Wickland that is not guarantied hereby.

         (n) The amount of Castle's liability and all rights, powers and remedies of Wickland under this Agreement and under any other agreement now or hereafter in force between Wickland and Castle, including any other guaranty executed by Castle relating to any indebtedness of Powerine to Wickland, shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Wickland by law. This Agreement is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness of Powerine to Wickland.

         (o) The obligations of Castle hereunder are independent of the obligations of Powerine and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Castle whether or not Powerine is joined therein or a separate action or actions are brought against Powerine. Wickland may maintain successive actions for other defaults. Wickland's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all sums owing to Wickland in connection with the Guarantied Obligations have been paid in full and all other obligations hereby guarantied have been fully performed.

         (p) To the extent that any underlying Guarantied Obligation is not bearing interest, payments not made when due hereunder by Castle to Wickland on account of such Guarantied Obligation shall bear interest from the due date hereunder until paid to Wickland at a rate equal to the lesser of (i) 10% per annum or (ii) the maximum rate otherwise permitted under applicable law.

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         2. Letter of Credit. On or before the date hereof, Castle shall cause
Powerine to obtain a standby letter of credit in the amount of $3,000,000 from a bank acceptable to Wickland and in form and substance of Exhibit A hereto. Such letter of credit may be drawn upon to pay obligations of Powerine to Wickland existing both before and after the date of this Agreement.

         3. Sale of Assets. Castle shall diligently and in good faith negotiate with Ampton Investments, Inc. ("Ampton") to consummate the sale of the securities or assets of Powerine to Ampton.

         4. Sale Other than to Ampton. In the event Castle desires to enter into any legal commitment (the "Commitment") to sell the securities or assets of Powerine to a party other than Ampton (a "Third Party"), Castle shall deliver to Wickland written notice thereof at least five business days prior to entering into the Commitment, setting forth in full the terms of such Commitment and the identity of the Third Party. Castle agrees to consider in good faith any counter offer by Wickland or Ampton to purchase the same securities or assets proposed to be sold to the Third Party; provided, however, that Castle shall have no obligation to accept any counter offer by Wickland or Ampton for any reason whatsoever and shall have the unencumbered right to sell Powerine or Powerine's refinery assets to such other party. The obligations of Castle under this
Section 4 shall terminate on the termination of the Powerine Agreement.

         5. Bankruptcy Proceedings. Upon, but in no event later than five business days of, becoming aware of any proceeding instituted by or against Powerine seeking to adjudicate Powerine a bankrupt or insolvent, Castle shall deliver to Wickland a written statement by an officer of Castle setting forth the details of such proceeding.

         6. Representations and Warranties. Castle hereby warrants and represents as follows:

         (a) Authority to Execute and Perform. Each of Castle and Indian has all requisite power, authority and approvals required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder, and Powerine has all requisite power, authority and approvals required to enter into, execute and deliver the Powerine Agreement, that certain Security Agreement, of even date herewith, between Powerine and Wickland (the "Security

Agreement") and all other agreements executed and delivered in connection with the Powerine Agreement and the Security Agreement and to perform fully its obligations thereunder.

         (b) Due Authorization; Enforceability. Each of Castle and Indian has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and to consummate the transactions contemplated herein, and Powerine has taken all actions necessary to authorize it to enter into and perform fully its obligations under the Powerine Agreement and all other agreements executed and delivered in connection therewith and to consummate the transactions contemplated therein.

         (c) Sale of Powerine. As of the date hereof, no officer of Castle or Indian has expressed an intent to sell the securities or assets of Powerine to a Third Party or to cause Powerine to file a case in bankruptcy or to seek to file an involuntary case in bankruptcy against Powerine, nor have any recommendations been made by any person to the Board of Directors of Castle that the securities or assets of Powerine be sold to a Third Party. Nothing contained herein shall limit or restrict Powerine or Castle from seeking to sell the securities or assets of Powerine to a third party.

         (d) Litigation. To the knowledge of Castle, other than lawsuits filed against Castle, Powerine and/or Indian by M.G. Trade Finance Corp. ("MG Litigation") and other than as set forth on Exhibit B hereto, there is no threatened adverse claim, dispute, governmental investigation, suit, action (including, without limitation, nonjudicial real or personal property foreclosure actions), arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, which has had or could reasonably be expected to have a material adverse affect upon Powerine's condition (financial or otherwise), its assets, liabilities, business or operations, the value or utility of its assets or Powerine's ability to remain in business without the occurrence of a Bankruptcy Event. Except for the filing of the MG Litigation, since December 31, 1994, there has not occurred any material adverse change in the condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business, operations or prospects of Castle, Powerine or Indian, or in the ability of Castle or Indian to perform their respective obligations hereunder or the ability of Powerine to perform its obligations under the Powerine Agreement.

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         (e) No Violation. Neither the signing or delivery by Castle or Indian of this Agreement or any other agreement, document or instrument contemplated pursuant hereto, will violate, conflict with or constitute a default under, permit the termination or acceleration of, or cause the loss of any rights or options under, any contract which is material to the business and operations of Castle or Indian (a "Material Contract"); require any authorization, consent or approval of, exemption or other action by and notice to, any party to any Material Contract; or result in the creation or imposition of any lien or encumbrance upon any asset of Castle or Indian.

         (f) Financial Condition. All financial statements of Castle heretofore delivered to Wickland, including, without limitation, its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1994:

             (i) were prepared in accordance with the books and records of Castle;

             (ii) were prepared in accordance with generally accepted accounting principles;

             (iii) fairly present Castle's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby; and

             (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of Castle's financial condition and the results of its operations for the periods covered by said financial statements.

         7. Indemnification by Castle. Castle shall indemnify, defend and hold harmless (i) Wickland, (ii) each of Wickland's affiliates, assigns and successors in interest, and (iii) each of their respective shareholders, directors, officers, employees, agents, attorneys and representatives, from and against any and all damages, awards, judgments and other payments, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all reasonable attorneys' fees incurred in connection therewith, hereof, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration which may be incurred or suffered by any such party (collectively a "Loss") and which may arise out of or result from:

         (a) any breach of any representation, warranty, covenant or agreement of Castle contained in this Agreement and/or of Powerine contained in the

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Powerine Agreement or the Security Agreement and/or in any other writing delivered pursuant hereto or thereto;

         (b) any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving or relating to Castle, Powerine or Indian that in any way affects the exercise by Wickland of its rights and remedies hereunder;

         (c) the collection or compromise by Wickland of the Guarantied Obligations or the enforcement by Wickland of this Agreement against Castle, whether or not suit is filed; and

         (d) the return of any amounts by Wickland to Powerine or to Powerine's trustee in bankruptcy, whether voluntarily or involuntarily and whether or not suit is filed, in response to any claim that Wickland had theretofore received preferential payments or transfers in fraud of creditors within the meaning of any bankruptcy, insolvency or other similar law, now or hereafter existing.

         8. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or a professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

         Wickland:

                  Wickland Oil Company
                  Attention:  Robert L. Sanz, Vice President
                  3640 American River Drive
                  Sacramento, California  95864
                  Fax:  (916) 978-2410

         With a copy to:

                  Wickland Oil Company
                  Attention:  General Counsel
                  3640 American River Drive
                  Sacramento, California  95864
                  Fax:  (916) 978-2428

         Castle:

                  Castle Energy Corporation
                  Attention:  Joseph L. Castle II
                  One Radnor Corporate Center
                  Suite 250
                  100 Matsonford Road
                  Radnor, Pennsylvania  19087
                  Fax:  (610) 995-0409

         Indian:

                  Indian Powerine L.P.
                  c/o Castle Energy Corporation
                  Attention:  Joseph L. Castle II
                  One Radnor Corporate Center
                  Suite 250
                  100 Matsonford Road
                  Radnor, Pennsylvania  19087
                  Fax:  (610) 995-0409

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Either party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

         9. Further Assurances. Each of the parties shall use its reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party's benefit or to cause the same to be fulfilled and to sign such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated herein.

         10. Waivers and Consents. At any time and from time to time, a party may waive compliance with any of the covenants, conditions or agreements of the other party contained in this Agreement. However, no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent breach or other failure to perform a covenant or agreement under this Agreement or nonfulfillment or continuing nonfulfillment of a condition in favor of such party.

         11. Attorneys' Fees. If either party hereto shall bring an action against the other by reason of any alleged breach of any covenant, provision or condition hereof, the unsuccessful party shall pay to the prevailing party all reasonable attorneys' fees and costs incurred by the prevailing party, in addition to any other relief to which it may be entitled.

         12. Entire Agreement. This Agreement (together with any agreement referred to herein) is intended to embody the final, complete and exclusive agreement among the parties with respect to the transactions contemplated hereby; is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto including, without limitation, that certain memorandum of understanding dated March 29, 1995; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

         13. Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon, whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in Sacramento, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner prescribed in Section 8 or in any other manner authorized by California law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

         14. Binding Effect; Assignment. This Agreement and the rights, covenants, conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives. Wickland may transfer and assign this Agreement, in whole or in part, without the prior written consent of Castle. Castle may not transfer, assign or convey any of its obligations under this Agreement without the prior written consent of Wickland.

         15. Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all of the provisions shall nevertheless be effective to the fullest extent permitted by law.

         16. Concluding Provisions. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. All payments required to be made pursuant to this Agreement and amounts required to be paid in accordance with any indemnity provisions of this Agreement, shall be made in United States dollars. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa. The parties acknowledge that each party and its counsel has materially participated in the drafting of this Agreement and consequently the rule of contract interpretation that ambiguities, if any, in the writing be construed against the drafter, shall not apply.

         17. TRIAL BY JURY. EACH OF CASTLE AND INDIAN HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION, ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, THE POWERINE AGREEMENT, THE SECURITY AGREEMENT OR ANY AGREEMENT RELATED THERETO OR ANY GUARANTIED OBLIGATION, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

IN WITNESS WHEREOF, the parties hereto have duly signed this Agreement as of the day and year first above written.

                                   Castle Energy Corporation,
                                   a Delaware corporation

                                   By: /s/ Joseph L. Castle II
                                       ------------------------------------

                                   Wickland Oil Company,
                                   a California corporation

                                   By: /s/ Jack W. Reho
                                       ------------------------------------
                                      Jack W. Reho,
                                      Vice President and
                                      Chief Financial Officer

                                   By: /s/ Robert L. Sanz
                                       ------------------------------------
                                      Robert L. Sanz
                                      Vice President

         The undersigned hereby agrees to be bound by all the provisions of Sections 1(j), (k) and (l), 8, 9 and 17.

                                   Indian Powerine L.P.
                                   an Illinois limited partnership

                                   By:  IP Oil Co. Inc., an
                                        Illinois corporation,
                                        its general partner

                                   By: /s/ William S. Sudhaus
                                       ------------------------------------
                                       Its: